Exhibit for Sub-Item 77C: Submission of matters to a vote of security holders

Shareholders of each series of RS Investment Trust
(the "Trust") voted to approve the reorganization of each such series into a corresponding series of Victory Portfolios at special meetings of shareholders as described below.

Proposal to Reorganize Series of the Trust into Corresponding Series of Victory Portfolios


May 19, 2016 Meeting

Series	       Votes For     	Votes Against	   Abstentions
			 	/Withheld
RS China
Fund 	       2,146,149.227    1,149.946          0.000

RS Emerging
Markets
Small Cap
Fund	      2,525,691.633     1,702.078          4,931.000

RS Focused
Growth
Opportunity
Fund          2,000,156.000     16,854.571         0.000

RS Focused
Opportunity
Fund          1,000,000.000     16,904.564         0.000

RS Global
Fund          2,952,218.300     7,987.099          23,921.000

RS High
Yield
Fund         20,943,611.9457   633,142.5830       1,076,570.0223

RS Investors
Fund         5,460,164.426     82,554.498         106,221.179

RS Small
Cap Growth
Fund         20,079,709.196    257,448.803        138,807.052

RS Strategic
Income
Fund	     4,606,232.609     8,990.786          25,781.649

RS Value
Fund 	     20,548,172.594    244,403.158        610,422.559



June 8, 2016 Meeting

Series	       Votes For     	Votes Against	  Abstentions
			 	/Withheld

RS High Income
Municipal
Bond Fund     6,101,394.560     56,381.670        189,702.133


1234567890123456789012345678901234567890123456789012345678901234567890
June 21, 2016 Meeting

Series	      Votes For     	Votes Against	  Abstentions
			 	/Withheld

RS Global
Natural
Resources
Fund         45,154,557.114    1,466,314.691     3,737,583.890

RS Growth
Fund         6,208,465.247     438,908.552       707,224.225

RS International
Fund         1,319,329.050     31,204.407        136,125.613

RS Investment
Quality
Bond Fund    3,352,039.643     154,734.144      228,896.887

RS Low
Duration
Bond Fund    42,682,665.099    484,699.209      2,231,863.850

RS Small
Cap Equity
Fund	    2,388,863.313     143,448.490       67,262.177

RS Mid Cap
Growth
Fund	    8,701,750.194     202,077.007       963,694.104


RS
Technology
Fund	   3,658,215.966      187,417.657       426,478.554